SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2007
CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650
Los Angeles, California	90049
(Address of Principal Executive Offices)	(Zip Code)
(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements and Related Audit Report
     On March 30, 2007, the Audit Committee of the Board of Directors of CytRx Corporation approved the recommendation of management that (1) our consolidated financial statements for each of the first three quarters of 2006 should no longer be relied upon, because of a reclassification of certain expenses of our laboratory in Worcester, Massachusetts, and (2) our consolidated financial statements for each of the first three quarters of 2005, the year ended December 31, 2005 and each of the first three quarters of 2006, respectively, should no longer be relied upon because of a correction of the accounting for historical anti-dilution adjustments in certain of our outstanding warrants.
     Reclassification of Expenses
     Until the third quarter of 2005, our laboratory in Worcester, Massachusetts was operated by our subsidiary, CytRx Laboratories, Inc. (“CytRx Labs”). CytRx Labs maintained a separate accounting system, although the general ledger accounts in its system and our accounting system were identically numbered. On September 30, 2005, CytRx Labs was merged into CytRx, and we continued to operate the laboratory as an integrated part of CytRx.
     In the first quarter of 2006, for the sake of administrative efficiency, CytRx Labs’ general ledger system was integrated into our general ledger system by combining the laboratory’s general ledger accounts with our identically numbered accounts. In the process, expenses of the laboratory relating to rent, payroll and related employee benefits, which should properly have been classified as research and development expenses due to the nature of our activities carried on at the laboratory, were improperly classified as general and administrative expenses and reported as such in our consolidated financial statements for the first three quarters of 2006, because they were combined with corresponding accounts of CytRx, whose corporate offices and personnel are devoted primarily to administrative activities.
     Warrant Anti-dilution Adjustments
     In May and September of 2003, we completed private placements of securities that included warrants to purchase approximately 2.8 million shares of our common stock. These warrants contain provisions for anti-dilution adjustments based upon future sales of our common stock or common stock equivalents at an effective price per share below the prevailing market price of our common stock at the time of the sale.
     We subsequently completed private placement transactions in January 2005 and in March 2006 involving our sale of securities at prices which triggered the foregoing anti-dilution adjustments to the foregoing warrants. These anti-dilution adjustments resulted in the Company recording deemed dividends of approximately $1.1 million and $488,000 in the quarters ended March 31, 2005 and 2006, respectively.

      Management reevaluated our historical accounting for those deemed dividends in connection with the preparation of our Annual Report on Form 10-K for the year ended December 31, 2006. Based upon our reevaluation, management determined that, by analogy to the guidance provided by Statement of Financial Accounting Standards No. 128, Earnings Per Share, the deemed dividends should be subtracted from our net earnings (i.e., added to our net loss) to arrive at net loss allocable to common stockholders and for the purpose of calculating our net earnings (loss) per share.
     Corrective Measures
     Concurrently with the filing of this Report, we are filing an amendment to our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, respectively, to restate the financial statements contained in those reports to reflect the reclassification of expenses for the 2006 periods. In addition, those amendments will reflect restated calculations of our earnings per share for both the 2005 and 2006 periods. Our Annual Report for the year ended December 31, 2006 will reflect the restated calculations of our earnings per share for the year ended December 31, 2005.
     Our Audit Committee and executive officers have discussed the matters described herein with BDO Seidman, LLP, our independent registered public accounting firm.
     Controls and Procedures
     Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, performed an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Securities Exchange Act Rule 13a-15(e)) as of the end of the year ended December 31, 2006, and identified deficiencies, discussed above, that it considered to be material weaknesses (a) in the effectiveness of our internal controls over financial reporting related to the application of generally accepted accounting principles arising from our accounting for historical warrant anti-dilution adjustments as deemed dividends, and (b) in the effectiveness of our internal controls over quarterly and annual financial statement reporting arising from our accounting for research and development expenses related to our laboratory facility in Worcester, Massachusetts. Pursuant to standards established by the Public Company Accounting Oversight Board, a “material weakness” is a “significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be presented or detected.”
     Based on that evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, and in consideration of the corrections referred to above, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures over (1) our accounting for research and development expenses related to our laboratory facility were not effective in 2006 and (2) our accounting for warrant anti-dilution adjustments were not effective in 2005 or 2006.
     The weakness regarding the reclassification of research and development expenses related specifically to the manner in which we integrated the former separate accounting system of our laboratory facility. Having completed our review and evaluation of the integration in connection with the preparation of our annual financial statements for 2006, we believe that the remediation of this weakness also has been completed. We additionally intend to pursue actions to enhance internal review of all equity transactions to ensure the effectiveness of all aspects of our controls related to the accounting for anti-dilution adjustments to our outstanding warrants and other securities.
     We continuously seek to improve and strengthen our control processes to ensure that all of our controls and procedures are adequate and effective. Any failure to implement and maintain improvements in the controls over our financial reporting could cause us to fail to meet our reporting obligations under the Securities and Exchange Commission’s rules and regulations. Any failure to improve our internal controls to address the weakness we have identified could also cause investors to lose confidence in our reported financial information, which could have a negative impact on the trading price of our common stock

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION
By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
President and Chief Executive Officer

Dated: April 2, 2007

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